UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) December 6, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  AMENDMENT OF BYLAWS


Section 3.4 of the General Motors Corporation Bylaws is amended to read in its entirety as follows:

     3.4   Investment Funds Committee.

     The investment funds committee shall be responsible for assisting the board of directors with its general oversight responsibility for the investment funds of the Corporation and its subsidiaries. The committee shall serve, where it is designated by the governing documents, as a named fiduciary of the defined benefit employee benefit plans of the Corporation and any subsidiary of the Corporation that are covered by the Employee Retirement Income Security Act of 1974 (ERISA) where and to the extent that it is designated by the plan's governing documents. In addition, the committee shall report annually to the board regarding the performance of the named fiduciaries and administrators of such plans of their responsibilities under ERISA, and the investment activity of the defined benefit plans among such plans. The board and management of the Corporation and its subsidiaries shall retain all authority to determine the amount and timing of any future funding of such plans.



                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  December 7, 2005              By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)